Exhibit 99.1

          Benihana Inc. Reports First Quarter 2007 Results;
                Conference Call Today at 5:00 p.m. EDT

    MIAMI--(BUSINESS WIRE)--Aug. 24, 2006--Benihana Inc. (NASDAQ:
BNHNA and BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported results for its 16-week fiscal first quarter ended July 16, 2006.
    Highlights for the Company's fiscal first quarter 2007 relative to the same period a year ago include:

    --  Total restaurant sales increased 7.9% to $79.4 million

    --  Company-wide same store sales increased 9.2%

    --  Restaurant operating profit increased 5.0% to $14.1 million

    --  Operating earnings were $6.8 million vs. $7.3 million.

    --  Net income increased 0.5% to $4.5 million

    --  Diluted earnings per share of $0.40 vs. $0.44

    -- Net income for the 2007 first fiscal quarter includes $1.0 million ($0.06 per diluted share after tax) in additional depreciation and $0.4 million ($0.02 per diluted share after tax) of ongoing operating expenses of restaurants that were temporarily closed as a result of the Company's renovation program for its Benihana Teppanyaki restaurants. During the first fiscal quarter of 2006, these restaurants contributed approximately $0.8 million ($0.06 per diluted share after tax) in comparable weeks that the restaurants were temporarily closed in the first fiscal quarter of 2007.

    "We enjoyed a very strong quarter, with robust sales and positive guest count trends across our three concepts, as well as diluted earnings per share at the high-end of our guidance. We attribute our success in the current environment to the quality service and attention we offer our guests, as well as the extraordinary value that comes with every Benihana experience. Importantly, the three Benihana teppanyaki restaurants renovated to date, including two completed during the first quarter, continue to exceed our expectations and adds to our confidence that we can generate a substantial return on invested capital through this rejuvenation program. Overall, we are confident that we can continue to capitalize on our market positioning in each Asian dining segment in which we operate and drive shareholder value over the long-term," said Joel A. Schwartz, President and CEO.

    Fiscal First Quarter 2007 Results

    For the fiscal first quarter 2007, total revenues increased 7.9%, to $79.9 million, compared with $74.1 million in the year-ago period. Total restaurant sales grew 7.9% to $79.4 million for the quarter from $73.6 million in the comparable quarter of the previous year. Company-wide comparable restaurant sales increased 9.2%, including 7.7% at Benihana teppanyaki, 18.6% at RA Sushi, and 10.6% at Haru. Additionally, locations that were closed temporarily for rejuvenation resulted in an aggregate loss of 53 restaurant operating weeks for the quarter. There was a net loss of 16 (1,124 vs. 1,140) operating weeks after taking into account new units and a unit temporarily closed for scheduled maintenance during the period
    During the fiscal first quarter 2007, the Company opened two new RA Sushi restaurants in Palm Beach Gardens, FL and Glenview, IL, and a Benihana teppanyaki restaurant in Miramar, FL, as well as reopened its previously remodeled Benihana teppanyaki restaurants in Cleveland, OH and Memphis, TN. The Indianapolis, IN and Anaheim, CA restaurants will reopen at the beginning of September and a new Benihana is scheduled to open in Coral Gables, FL in September 2006.
    Restaurant operating profit for the quarter was $14.1 million, or 17.7% of restaurant sales, compared to $13.4 million, or 18.2% of restaurants sales a year-ago. The Company benefited from improved sales leverage and more favorable food and beverage and labor expenses, particularly at its Benihana teppanyaki and RA Sushi restaurants. The ongoing renovation program reduced operating profit by approximately $1.4 million from last year due to additional depreciation charges, and the fixed expenses incurred during periods of temporary closure.
    Total operating expenses were $73.1 million, or 92.0% of restaurant sales, compared to $66.8 million, or 90.7% of restaurant sales last year.
    Net income was $4.5 million, or $0.40 per fully diluted share, compared to $4.5 million, or $0.44 per diluted share in the same period last year. The current year's fiscal first quarter 2007 had approximately 10.9% more average shares and equivalent shares outstanding than the previous similar period.

    Financial Guidance

    For the 12-week fiscal second quarter 2007, the Company expects diluted earnings per share to be between $0.26 and $0.28 including the estimated impact of adopting SFAS 123R (less than $0.01 per diluted share). During the quarter, the Company anticipates reopening two renovated restaurants in Anaheim and Indianapolis. The Company estimates that it will have between 25 and 30 lost restaurant operating weeks during the fiscal second quarter of 2007 because of the rejuvenation program. Overall, the Company anticipates that it will have roughly the same number of operating weeks as the year-ago period resulting from the addition of new restaurants.

    Conference Call Today

    The Company will host a conference call to discuss its fiscal first quarter 2007 earnings results at 5:00 p.m. EDT. Hosting the call will be Joel A. Schwartz, President and CEO, Michael R. Burris, Senior V.P.-Finance and CFO.
    The conference call can be accessed live over the phone by dialing 1-800-289-0572, or for international callers, 1-913-981-5543. A replay will be available one hour after the call through August 31, 2006 and can be accessed by dialing 1-888-203-1112, or for international callers, 1-719-457-0820; the conference ID is 6474930. The call will also be webcast live from the Company's Web site at www.benihana.com under the investor relations section.

    About Benihana

    Benihana Inc. (NASDAQ:BNHNA and BNHN), now in its 41st year, operates 75 restaurants nationwide, including 57 Benihana teppanyaki restaurants, seven Haru sushi restaurants, and eleven RA Sushi Bar restaurants. Under development at present are ten restaurants - three Benihana teppanyaki restaurants, one Haru restaurant, and six RA Sushi restaurants. In addition, eleven franchised Benihana teppanyaki restaurants are now open in the U.S. and seven in Latin America and the Caribbean, while another two are under development.


Benihana Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                      Four Periods
                                         Ended
                                    ----------------
                                    16-Jul- 17-Jul-
                                       06      05   $ Change % Change
                                    ----------------------------------

Revenues
Restaurant sales                    $79,396 $73,617   $5,779      7.9%
Franchise fees and royalties            497     448       49     10.9%
                                    ----------------------------------
Total revenues                       79,893  74,065    5,828      7.9%
                                    ----------------------------------

Costs and Expenses
Cost of food and beverage sales      19,129  17,956    1,173      6.5%
Restaurant operating expenses        46,214  42,271    3,943      9.3%
Restaurant opening costs                481     289      192     66.4%
Marketing, general and
 administrative expenses              7,249   6,256      993     15.9%
                                    ----------------------------------
Total operating expenses             73,073  66,772    6,301      9.4%
                                    ----------------------------------

Income from operations                6,820   7,293     (473)    -6.5%
Interest (income) expense, net         (127)    117     (244)  -208.5%
                                    ----------------------------------

Income before income taxes and
 minority interest                    6,947   7,176     (229)    -3.2%
Income tax provision                  2,426   2,500      (74)    -3.0%
                                    ----------------------------------

Income before minority interest       4,521   4,676     (155)    -3.3%
Minority interest                         -     178     (178)  -100.0%
                                    ----------------------------------

Net income                            4,521   4,498       23      0.5%
Less: accretion of issuance costs
 and preferred stock dividends          334     177      157     88.7%
                                    ----------------------------------

Net income attributable to common
 stockholders                        $4,187  $4,321    ($134)    -3.1%
                                    ==================================

Earnings Per Share
Basic earnings per common share       $0.43   $0.47   ($0.04)    -8.5%
                                    ==================================
Diluted earnings per common share     $0.40   $0.44   ($0.04)    -9.1%
                                    ==================================

Weighted Average Shares Outstanding
Basic                                 9,810   9,224      586      6.4%
                                    ==================================
Diluted                              11,444  10,319    1,125     10.9%
                                    ==================================


Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)

                                      Four Periods
                                         Ended
                                    ----------------
                                    16-Jul- 17-Jul-
                                       06      05   $ Change % Change
                                    ----------------------------------

Total restaurant sales by concept:
   Benihana                         $58,490 $57,789     $701      1.2%
   Haru                               9,432   8,234    1,198     14.5%
   RA Sushi                          11,289   7,037    4,252     60.4%
   Sushi Doraku                         185     557     (372)   -66.8%
                                    ----------------------------------
Total restaurant sales              $79,396 $73,617   $5,779      7.9%
                                    ==================================

Comparable restaurant sales by
 concept:
   Benihana                         $57,516 $53,394   $4,122      7.7%
   Haru                               9,104   8,234      870     10.6%
   RA Sushi                           8,350   7,037    1,313     18.6%
   Sushi Doraku                         185     175       10      5.7%
                                    ----------------------------------
Total comparable restaurant sales   $75,155 $68,840   $6,315      9.2%
                                    ==================================


Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)

                                      Four Periods
                                         Ended
                                    ----------------
                                    16-Jul- 17-Jul-
                                       06      05   $ Change % Change
                                    ----------------------------------

Restaurant sales                    $79,396 $73,617   $5,779      7.9%
Cost of food & beverage sales        19,129  17,956    1,173      6.5%
                                    ----------------------------------
Gross profit                         60,267  55,661    4,606      8.3%
                                    ----------------------------------

Restaurant operating expenses:
Labor and related costs              26,324  25,294    1,030      4.1%
Restaurant supplies                   1,680   1,448      232     16.0%
Credit card discounts                 1,469   1,336      133     10.0%
Utilities                             1,938   1,772      166      9.4%
Occupancy costs                       4,701   4,384      317      7.2%
Depreciation and amortization         4,225   3,148    1,077     34.2%
Other restaurant operating expenses   5,877   4,889      988     20.2%
                                    ----------------------------------
Total restaurant operating expenses  46,214  42,271    3,943      9.3%
                                    ----------------------------------

Restaurant operating profit         $14,053 $13,390     $663      5.0%
                                    ==================================


Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                   Four Periods Ended
                                                  --------------------
                                                  16-Jul-06 17-Jul-05
                                                  --------------------

Restaurant sales                                     100.00%   100.00%
Cost of food and beverage sales                       24.09%    24.39%
                                                  --------------------
Gross profit margin                                   75.91%    75.61%
                                                  --------------------

Restaurant operating expenses:
Labor and related costs                               33.16%    34.36%
Restaurant supplies                                    2.12%     1.97%
Credit card discounts                                  1.85%     1.81%
Utilities                                              2.44%     2.41%
Occupancy costs                                        5.92%     5.96%
Depreciation and amortization                          5.32%     4.28%
Other restaurant operating expenses                    7.40%     6.63%
                                                  --------------------
Total restaurant operating expenses                   58.21%    57.42%
                                                  --------------------

Restaurant operating profit margin                    17.70%    18.19%
                                                  ====================

Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)

                                                  16-Jul-06 26-Mar-06
                                                  --------------------

Assets
Cash and cash equivalents                           $17,798   $19,138
Other current assets                                  9,174    12,921
                                                  --------------------
Total current assets                                 26,972    32,059

Property and equipment, net                         129,187   123,578
Goodwill                                             29,900    29,900
Other assets                                          5,571     5,979
                                                  --------------------

                                                   $191,630  $191,516
                                                  ====================

Liabilities and Stockholders' Equity
Current maturity of bank debt                        $3,333    $4,166
Other current liabilities                            27,816    32,583
                                                  --------------------
Total current liabilities                            31,149    36,749

Long-term debt--bank                                  1,667     2,500
Other liabilities                                     7,517     7,732
                                                  --------------------
Total liabilities                                    40,333    46,981

Convertible preferred stock                          19,300    19,273
Total stockholders' equity                          131,997   125,262
                                                  --------------------

                                                   $191,630  $191,516
                                                  ====================

    CONTACT: Benihana Inc.
             Joel A. Schwartz/Michael R. Burris, 305-593-0770
              OR
             Integrated Corporate Relations:
             Tom Ryan/Raphael Gross, 203-682-8200